UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2003

ONYX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-28298 (Commission File No.)	94-3154463 (IRS Employer Identification No.)

3031 Research Drive
Richmond, California 94806
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 222-9700

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description

99.1	Press Release titled “Onyx Reports First Quarter 2003 Financial Results,” dated May 1, 2003.

ITEM 9. REGULATION FD DISCLOSURE

     The information in this section is being furnished to, but not filed with, the Securities and Exchange Commission solely under Item 12 of Form 8-K, “Results of Operations and Financial Condition,” pursuant to interim procedures promulgated by the Commission in Release No. 33-8216 issued March 27, 2003.

     On May 1, 2003, Onyx Pharmaceuticals, Inc., or Onyx, issued a press release addressing financial results for its first fiscal quarter ended March 31, 2003. The press release dated May 1, 2003, titled “Onyx Reports First Quarter 2003 Financial Results,” is attached hereto as Exhibit 99.1.

     A non-GAAP financial measure is presented in the earnings press release. Onyx management uses this information to monitor and evaluate on-going operating results and trends excluding certain items. The non-GAAP financial measures used within the earnings press release include a measure of net loss for the quarter ended March 31, 2003 that excludes a one-time restructuring charge of $0.4 million and a milestone payment of $1.0 million.

     Onyx management believes the non-GAAP information is also useful for investors because the charges relating to the restructuring and milestone payment that are excluded were the result of transactions that are unusual due to their nature, size or infrequency. Consequently, excluding those charges from operating results provides users of the financial statements an important insight into Onyx’s operating results and related trends that affect its core business.

     This Current Report on Form 8-K and the exhibit furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act, as amended. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. These risks include, but are not limited to, those associated with the timeline for clinical activity, results of pending or future clinical trials, dependency on third parties to manufacture its products, and changes in the status of the company’s collaborative relationships. More information about Onyx Pharmaceuticals and these and other risks related to Onyx is detailed in Onyx’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2002 and subsequent quarterly reports on Form 10-Q as filed with the Commission. Onyx cannot guarantee any future results, levels of achievement or performance. Onyx does not undertake an obligation to update forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX PHARMACEUTICALS, INC.

Dated: May 2, 2003	By:	/s/ Hollings C. Renton
Hollings C. Renton Chairman of the Board, President and Chief Executive Officer

Dated: May 2, 2003	By:	/s/ Marilyn E. Wortzman
Marilyn E. Wortzman Vice President, Finance

EXHIBIT INDEX

Number	Description

99.1	Press Release titled “Onyx Reports First Quarter 2003 Financial Results,” dated May 1, 2003